The Prudential Series Fund, Inc.
For the fiscal period ended 06/30/05
File number 811-03623

SUB-ITEM 77D
       Policies With Respect to Security Investment

The Prudential Series Fund, Inc.

Supplement dated June 6, 2005 to the
Statements of Additional Information (SAI) of the Funds listed below.

PFPC Trust Company, located at 400 Bellevue Parkway,
Wilmington DE, 19809, will serve as
custodian for each Fund's portfolio securities and cash,
 and in that capacity will
maintain certain financial and accounting books and records pursuant to an agreement with the applicable Fund, beginning on the dates specified below. These effective dates may
vary for any Fund if circumstances require.
 Subcustodians will continue to provide
custodial services for each Fund's foreign assets held outside the United

States.

Name of Fund        Effective Date      SAI Date

The Prudential
Series Fund, Inc.                      May 1, 2005
  Diversified Conservative
  Growth Portfolio              October 17, 2005
  Equity Portfolio              October 31, 2005
  Strategic Partners AIM
  Core Equity Portfolio         October 31, 2005
  Strategic Partners
  Alliance Large Cap
  Growth Portfolio              October 31, 2005
  Strategic Partners
  Davis Value Portfolio         October 31, 2005
  Strategic Partners
  Goldman Sachs Small
  Cap Value Portfolio           October 31, 2005
  Strategic Partners
  Focused Growth Portfolio      October 31, 2005
  Strategic Partners Large
  Capitalization Value
  Portfolio                     October 31, 2005
  Strategic Partners LSV
  International Value
  Portfolio                     October 31, 2005
  Strategic Partners Mid
  Capitalization Growth
  Portfolio                     October 31, 2005
  Strategic Partners PIMCO
  High Yield Portfolio          September 26. 2005
  Strategic Partners PIMCO
  Total Return Portfolio        September 26, 2005
  Strategic Partners Small
  Capitalization Growth
  Portfolio                     October 31, 2005
  Strategic Partners William
  Blair International Growth
  Portfolio                     October 31, 2005



PSFSAISUP2